Exhibit 99.1
CHINDEX INTERNATIONAL, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED MARCH 31, 2010 AND
SIX MONTHS ENDED SEPTEMBER 30, 2010
Introduction
Chindex International, Inc. (“Chindex”) and Shanghai Fosun Pharmaceutical (Group) Co., Ltd. (“Fosun Pharma”), a leading manufacturer and distributor of western and Chinese medicine and devices in China, announced the formation of a joint venture to independently operate certain combined medical device businesses, including Chindex’s Medical Products division. The formation of the joint venture represents a basis of the strategic alliance between the two companies, which aims to capitalize on the long-term opportunity presented by medical product sectors in China.
The joint venture entity, Chindex Medical Limited (“CML”), a Hong Kong entity, will focus on marketing, distributing, selling and servicing medical devices in China, including in Hong Kong, as well as activities in R&D and manufacturing of medical devices for the Chinese and export markets. CML is owned 51% by Fosun Pharma and 49% by Chindex.
The Joint Venture owns the Chindex-contributed businesses (principally the Medical Products Business) and is entitled to a pending and obligatory final investiture of the Fosun Pharma-contributed businesses. The Fosun Pharma-contributed businesses have been segregated and, until such investiture, will be operated and managed by CML under an entrustment arrangement. Such investiture will be finished once all requisite governmental and other approvals and other closing conditions have been satisfied.
Fosun Pharma has a controlling financial interest in CML. Accordingly, Chindex will deconsolidated its Medical Products Businesses, effective December 31, 2010. The Joint Venture commenced operations on January 1, 2011, and Chindex is following the equity method of accounting to recognize its interest in the earnings of the joint venture on an on-going basis.
The following unaudited pro forma condensed consolidated financial statements and accompanying notes present the financial statements of the Company assuming the transaction occurred as of September 30, 2010 with respect to the Unaudited Pro Forma Condensed Consolidated Balance Sheet and as of April 1, 2009 with respect to the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended September 30, 2010 and the year ended March 31, 2010.
The adjustments presented in the unaudited pro forma condensed consolidated financial statements are based on currently available information and certain estimates and assumptions. Therefore, actual results may differ from the pro forma adjustments. However, management believes that the estimates and assumptions used provide a reasonable basis for presenting the significant effects of the transaction. Management also believes the pro forma adjustments give appropriate effect to the estimates and assumptions and are applied in conformity with U.S. generally accepted accounting principles.

CHINDEX INTERNATIONAL, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
September 30, 2010
(in thousands of U.S. Dollars)

		Pro Forma Adjustments:
	Historical	Deconsolidate		Investment in		Pro Forma
	Consolidated	MPD		CML and		Consolidated
	Chindex	Division	[a]	Reclassifications		Chindex

Current Assets:
Cash and cash equivalents	$52,579	$(6,415)		$—		$46,164
Restricted cash	2,859	(1,873)		—		986
Investments	39,704	—		—		39,704
Accounts receivable	33,052	(21,693)		—		11,359
Receivables from affiliates	—	—		—		—
Inventories, net	17,238	(15,912)		—		1,326
Deferred income taxes	3,118	(199)		—		2,919
Other current assets	3,614	(1,976)		—		1,638

Total current assets	152,164	(48,068)		—		104,096
Restricted cash and sinking funds	980	(698)		—		282
Investments in marketable securities	2,441	—		—		2,441
Investment in subsidiaries	—	31,882		(31,882)	[b]	—
Investment in unconsolidated affiliate	—	—		31,756	[b]	31,756
Property and equipment, net	30,865	(532)		—		30,333
Noncurrent deferred income taxes	310	—		—		310
Other assets	2,866	(456)		—		2,410

	$189,626	$(17,872)		$(126)		$171,628

Current Liabilities:
Accounts payable	$16,825	$(14,219)		$—		$2,606
Accrued expenses	10,876	(4,773)		—		6,103
Other current liabilities	4,739	(2,352)		—		2,387
Deferred revenue	2,664	(2,664)		—		—
Income taxes payable	2,034	(304)		—		1,730
Intercompany accounts payable	—	7,350		—		7,350

Total current liabilities	37,138	(16,962)		—		20,176
Long-term debt	22,894	—		—		22,894
Long-term accrued liabilities	126	(126)		—		—
Long-term deferred revenue	784	(784)		—		—
Long-term deferred tax liabilities	240	—		—		240

Total liabilities	61,182	(17,872)		—		43,310

Preferred stock	—	—		—		—
Common stock	149	—		—		149
Common stock, Class B	12	—		—		12
Additional paid-in capital	114,645	—		—		114,645
Accumulated other comprehensive income	4,089	—		—		4,089
Retained earnings	9,549	—		(126)	[b]	9,423

Total stockholders’ equity	128,444	—		(126)		128,318

	$189,626	$(17,872)		$(126)		$171,628

CHINDEX INTERNATIONAL, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Six Months Ended September 30, 2010
(in thousands except share data)

		Pro Forma Adjustments:
		Deconsolidate				Pro Forma
	Historical	MPD		Equity Interest		Consolidated
	Consolidated	Division	[a]	in CML		Chindex

Product sales	$38,552	$(38,552)		$—		$—
Healthcare Services revenue	48,110	—		—		48,110

Total revenue	86,662	(38,552)		—		48,110

Cost of product sales	26,756	(26,756)		—		—
Cost of healthcare services	36,952	—		—		36,952
Selling & marketing	7,868	(7,868)		—		—
General & administrative	8,360	(5,129)		—		3,231

	79,936	(39,753)		—		40,183

Operating income	6,726	1,201		—		7,927

Interest expense	(420)	5		—		(415)
Interest income	273	(35)		—		238
Equity in earnings of unconsolidated affiliate	—	—		(709)	[c], [d], [f]	(709)
Other	3	40		—		43

Income (loss) before taxes	6,582	1,211		(709)		7,084
Tax (expense) benefit	(2,509)	128	[e]	—		(2,381)

Net income (loss)	$4,073	$1,339		$(709)		$4,703

EPS — Basic	$0.27					$0.31
Weighted average shares outstanding	15,000,464					15,000,464

EPS — Diluted	$0.26					$0.29
Weighted average shares outstanding	16,399,650					16,399,650

CHINDEX INTERNATIONAL, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Year Ended March 31, 2010
(in thousands except share data)

		Pro Forma Adjustments:
		Deconsolidate				Pro Forma
	Historical	MPD		Equity Interest		Consolidated
	Consolidated	Division	[a]	in CML		Chindex

Product sales	$85,413	$(85,413)		$—		$—
Healthcare Services revenue	85,778	—		—		85,778

Total revenue	171,191	(85,413)		—		85,778

Cost of product sales	62,059	(62,059)		—		—
Cost of healthcare services	66,467	—		—		66,467
Selling & marketing	14,361	(14,361)		—		—
General & administrative	13,892	(9,346)		—		4,546

	156,779	(85,766)		—		71,013

Operating income	14,412	353		—		14,765

Interest expense	(983)	12		—		(971)
Interest income	1,487	(108)		—		1,379
Equity in earnings of unconsolidated affiliate	—	—		(276)	[c], [d], [f]	(276)
Other	(616)	(357)		—		(973)

Income (loss) before taxes	14,300	(100)		(276)		13,924
Tax (expense) benefit	(6,096)	1,199	[e]	—		(4,897)

Net income (loss)	$8,204	$1,099		$(276)		$9,027

EPS — Basic	$0.56					$0.62
Weighted average shares outstanding	14,579,759					14,579,759

EPS — Diluted	$0.52					$0.58
Weighted average shares outstanding	16,132,339					16,132,339

CHINDEX INTERNATIONAL, INC.
NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL
STATEMENTS
1. Basis of Presentation
     The historical amounts as of and for the six months ended September 30, 2010 and for the year ended March 31, 2010 are derived from and should be read in conjunction with the Company’s Form 10-K for the year ended March 31, 2010, filed on June 14, 2010, and Form 10-Q for the six months ended September 30, 2010, which was filed on November 8, 2010.
     On December 28, 2010, Chindex International, Inc. (“Chindex”) and Shanghai Fosun Pharmaceutical (Group) Co., Ltd. (“Fosun Pharma”), a leading manufacturer and distributor of western and Chinese medicine and devices in China, announced the signing of agreements to form of a joint venture to independently operate certain combined medical device businesses, including Chindex’s Medical Products division (MPD). The formation of the joint venture represents a basis of the strategic alliance between the two companies, which aims to capitalize on the long-term opportunity presented by medical product sectors in China. The joint venture entity, Chindex Medical Limited (“CML”), a Hong Kong entity, will focus on marketing, distributing, selling and servicing medical devices in China, including in Hong Kong, as well as activities in R&D and manufacturing of medical devices for the Chinese and export markets. CML is owned 51% by Fosun Pharma and 49% by Chindex.
     CML owns the Chindex-contributed businesses (principally the Medical Products Businesses) and is entitled to a pending and obligatory final investiture of the Fosun Pharma-contributed businesses. The Fosun Pharma-contributed businesses have been segregated and, until such investiture, will be operated and managed by CML under an entrustment arrangement. Such investiture will be finished once all requisite governmental and other approvals and other closing conditions have been satisfied.
     Fosun Pharma has a controlling financial interest in CML. Accordingly, Chindex deconsolidated its Medical Products Businesses, effective December 31, 2010. Chindex recorded a loss of approximately $126,000 upon the deconsolidation of MPD. CML commenced operations on January 1, 2011, and Chindex is following the equity method of accounting to recognize its interest in the earnings of the joint venture on an on-going basis.
     The steps to form the joint venture included (1) the contribution of the Chindex MPD division to the newly-formed joint venture, (2) the contribution by Fosun Pharma of a secured note to the joint venture, (3) payment of the secured note to CML by Fosun Pharma, and, (4) upon receipt of certain government approvals expected in the first half of 2011, the acquisition of the Fosun Pharma medical device companies by the joint venture. During the period between closing of the joint venture on December 31, 2010 and final government approval, CML will control and operate the Fosun medical device companies under an entrustment agreement.
     The pro forma adjustments in the accompanying Unaudited Pro Forma Condensed Consolidated Balance Sheet have been prepared as if the closing of the Chindex Medical Limited Joint Venture was completed on September 30, 2010 (rather than the actual date of December 31, 2010). The pro forma adjustments in the accompanying Unaudited Pro Forma Condensed Consolidated Statements of Operations have been prepared as if the Closing of the Chindex Medical Limited Joint Venture was completed on April 1, 2009. The Unaudited Pro Forma Condensed Consolidated Financial Statements do not contend to be indicative of the financial position or results of the Company’s operations as of such dates or for such periods, nor are they necessarily indicative of future results.

2. Pro Forma Adjustments and Assumptions
The Unaudited Pro Forma Condensed Consolidated Financial Statements give pro forma effect to the following:
(a)	Reflects the deconsolidation of the Chindex Medical Products Division (MPD) upon the formation of the Chindex Medical Limited joint venture, assumed to be on September 30, 2010 for the pro forma balance sheet (which represents the date of the balance sheet in the Company’s most recently-filed Form 10-Q) and on April 1, 2009 for the pro forma income statement (which represents the beginning of the most recently completed fiscal year in the Company’s most recently filed Form 10-K.

(b)	The consideration transferred of $31,882,000 represents the book basis of the Chindex MPD entities, as agreed in negotiations to form the joint venture. The consideration received for the Chindex MPD businesses was a 49% interest in the fair value of the CML entity, which was estimated to be a fair value of approximately $31,756,000 as of the formation date. The pro forma financial statements assume these same amounts would have been agreed to and the same business enterprise values would have been determined for purposes of the pro forma September 30, 2010 balance sheet as were determined as of the actual December 31, 2010 amounts, and the resulting loss on deconsolidation of $126,000 would also have been the same.

(c)	The pro forma statements of operations include the effect of the provisional allocation of the acquisition consideration, including fair value adjustments for certain tangible assets and identified intangible assets. The pro forma statements of operations assume that these allocations were recorded by CML as of April 1, 2009, and, accordingly, the amortization of the fair value adjustments to the relevant assets over their estimated remaining useful lives has been incorporated as incremental expense of approximately $1.1 million. The additional expense attributable to the Company’s 49% interest is included as part of the equity in earnings of unconsolidated affiliate in the pro forma income statements.

(d)	The pro forma statements of operations include the effect of the allocation of stock-based compensation expense to the Chindex International, Inc. equity in CML. Stock-based compensation expense for certain employees of Chindex International, Inc. is expected to be charged to CML and, in addition, certain employees of Chindex that have transferred to CML retained their stock options or restricted stock as well as the right to receive future stock awards and have changed in status to nonemployee for accounting purposes, which will require mark-to-market accounting in future periods. The cost of the stock-based compensation will be borne 100% by Chindex. In calculating the equity interest of Chindex International in the net income or loss of CML, an adjustment has been made in accordance with FASB ASC 323 to allocate the cost of the stock-based compensation of approximately $1.0 million to Chindex International.

(e)	The effective tax rate for MPD differs significantly from the statutory rates in the U.S. and China due to the effect of losses in entities for which no tax benefit is recognized.

(f)	The pro forma statements of operations include the Company’s equity interest in the pro forma statements of operations of CML. A holding company to be contributed to CML by Fosun Pharma included certain subsidiaries in prior periods that were not to be included in the formation of CML. Accordingly, net income related to those entities were excluded from the pro forma statements of operations, as were any gains or losses on sales of those businesses to other parties by Fosun Pharma.